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                                                                    EXHIBIT 10.5


SURVIVOR BENEFIT PLAN FOR TEXTRON KEY EXECUTIVES

This Plan has been established for the benefit of designated Textron Key Executives to secure their goodwill, loyalty, and achievement and to attract and retain persons of outstanding competence.

This Plan is restated and effective as of January 1, 2001.

ARTICLE I -- DEFINITIONS

In this document, the following terms shall have the meanings set forth in this Article, unless a contrary or different meaning is expressly provided:

1.01 "Base Salary" means the annual rate of base salary of a Participant from a Textron Company at the time of the Participant's death or termination of Textron Employment, as applicable. "Base Salary" shall not include incentive payments, bonuses, supplemental unemployment benefits, contributions to any profit sharing or bonus plan, or expense reimbursements. Any Base Salary, the receipt of which by the Participant is deferred under the Textron Savings Plan or the Deferred Income Plan for Textron Key Executives, shall be Base Salary under this Plan. The Benefits Committee or its designee shall determine whether a particular item of income constitutes Base Salary if a question arises.

1.02 "Beneficiary" means the person or persons entitled under this Plan to receive a Survivor Benefit after a Participant's death.

1.03 "Benefits Committee" means the Benefits Committee of Textron.

1.04 "Board" means the Board of Directors of Textron.

1.05 "Key Executive" means an employee of a Textron Company who has been and continues to be designated a Key Executive under the Plan by Textron's Chief Executive Officer and the Chief Human Resources Officer.

1.06 "Participant" means a present Key Executive or a former Key Executive who continues to be designated a Participant under the Plan by Textron's Chief Executive Officer and Chief Human Resources Officer.

1.07 "Plan" means this Survivor Benefit Plan for Textron Key Executives, as amended and restated from time to time.

1.08 "Survivor Benefit" means a benefit payable under Article III of this Plan.

1.09 "Textron" means Textron Inc., a Delaware corporation, and any successor of Textron Inc.

1.10 "Textron Company" means Textron or any company controlled by or under common control with Textron.

1.11 "Textron Employment" means employment with a Textron Company. Leaves of absence for such periods and purposes as are approved by Textron and transfers of employment within or between Textron Companies shall not be deemed interruptions of Textron Employment.
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1.12 "Total Disability" has the same meaning under this Plan as in the Textron
Master Retirement Plan with respect to any Participant at the date his Textron Employment ends.

ARTICLE II -- PARTICIPATION

The Chief Executive Officer and the Chief Human Resources Officer of Textron shall designate from time to time the present and former Key Executives who shall be Participants in this Plan. A Beneficiary shall be eligible for benefits only as hereinafter provided.

ARTICLE III -- SURVIVOR BENEFIT

3.01 If a Key Executive's Textron Employment ends because of death, his Beneficiary shall receive a Survivor Benefit equal to three times the Key Executive's Base Salary at the time of his death.

3.02 If a Participant's Textron Employment ends (a) at or after age 62 (other than for less than acceptable performance), (b) as a result of Total Disability, or (c) under circumstances approved in writing for this specific purpose by the Chief Executive Officer and the Chief Human Resources Officer of Textron, or because of death while she is no longer a Key Executive, her Beneficiary shall receive upon her death a Survivor Benefit equal to two times the Participant's Base Salary at the time her Textron Employment ended.

3.03 If a Participant's Textron Employment ends other than as described in Sections 3.01 or 3.02, no Survivor Benefit shall be payable on his account.

ARTICLE IV -- PAYMENT OF SURVIVOR BENEFIT

4.01 The Benefits Committee or its designee shall choose in its sole discretion the method described in Section 4.02 by which a Survivor Benefit payable under
Article III shall be distributed, after considering any method of payment requested by the Participant or by the Beneficiary entitled to receive the benefit.

4.02 As soon as practical after a Survivor Benefit becomes payable under Article III, Textron, upon the written instructions of the Benefits Committee or its designee, shall distribute the benefit in accordance with any one of the following methods:

(a) Payment in a single sum; or

(b) Payment in a number of annual installments, each payable as soon as practical after the end of each successive calendar year, over a period not exceeding ten years from the date on which the benefit first becomes payable. The annual installments shall be calculated in a manner which provides substantially equal installments or shall be calculated each year by dividing the unpaid amount of the benefit as of January 1 of that year by the remaining number of unpaid installments; or

(c) Payment through a combination of the foregoing methods.

4.03 Simple interest shall be credited on any unpaid balance of a Survivor Benefit based on an average of the monthly Moody's Corporate Bond Yield Index as published by Moody's Investors Service, Inc. (or any successor thereto), or, if such average is no longer published, a substantially similar average selected by the Benefits Committee.
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4.04 (a) Notwithstanding any Plan provision to the contrary, upon a Change in
Control as defined in Section 8.03, Textron shall transfer the assets described in Section 4.04(2) and 4.04(4) to each Participant who is then a Key Executive, and to each former Key Executive described in Section 3.02 or his Beneficiary.

(b) The assets transferable under Section 4.04(1) shall consist of life insurance, cash or a combination of life insurance and cash. The target value of the assets to be transferred shall equal: (a) two times the transferee's Base Salary immediately before the Change in Control, if her Textron Employment had not ended before that date; (b) two times the transferee's Base Salary at the time her Textron Employment ended, if she is then a former employee; or (c) the balance of the Survivor Benefit, calculated as of immediately before the Change in Control, if the transferee is a Beneficiary.

(c) For the purposes of Sections 4.04, the value of transferred assets shall consist of: (a) the face amount of one or more paid-up, noncancellable life insurance policies (or portions of such policies) naming the Key Executive or former Key Executive as owner thereof and insured thereunder, and naming his Beneficiary or other person(s) designated by him as beneficiary thereof, and (b) in the case of cash transferred under Section 4.04(1) to a Beneficiary, the amount of that cash.

(d) Upon a Change in Control, Textron shall make good faith efforts to transfer to each Key Executive or former Key Executive described in Section 4.04(1) transferred life insurance equal in value to the target value, as defined in
Section 4.04(2), for that individual. If Textron is unable to transfer sufficient transferred life insurance, Textron shall pay a cash payment forthwith to the individual in a mutually-agreed amount.

ARTICLE V -- BENEFICIARIES

5.01 A Participant may designate one or more Beneficiaries to receive a Survivor Benefit payable on the Participant's death. A Beneficiary may designate one or more Beneficiaries to receive any unpaid balance of a Survivor Benefit, to the extent this designation does not contravene any designation filed by the deceased Participant through whom the Beneficiary himself claims under this Plan. Beneficiaries shall be designated only upon forms made available by or satisfactory to the Benefits Committee or its designee and filed by the Participant or Beneficiary with that committee or designee.

5.02 A Participant or Beneficiary may change her own designation of Beneficiary by filing a substitute designation of Beneficiary with the Benefits Committee or its designee.

5.03 In the absence of an effective designation of Beneficiary, or if all persons so designated shall have predeceased the Participant/Beneficiary or shall have died before the complete distribution of Plan benefits, the balance of Plan benefits shall be paid to the Participant/Beneficiary's surviving spouse or, if none, to the Participant/Beneficiary's issue per stirpes or, if no issue, to the executor or administrator of the Participant/Beneficiary's estate.

5.04 If a Participant's Base Salary or a Survivor Benefit is community property, any designation of Beneficiary shall be valid or effective only as permitted under applicable law.

5.05 If a Survivor Benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his property, the Benefits Committee may direct Textron to pay such Survivor Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Benefits Committee may require proof of
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incompetency, minority, incapacity or guardianship as it deems appropriate prior to distribution of the Survivor Benefit. Such distribution shall completely discharge the Benefits Committee and any Textron Company from all liability with respect to such benefit.

ARTICLE VI -- UNFUNDED PLAN

6.01 Benefits to be provided under this Plan are unfunded obligations of Textron. Nothing contained in this Plan shall require Textron to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations. If Textron elects to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, then, except as provided in Section 4.04, such individual policies and the proceeds therefrom shall at all times remain the sole property of Textron, and neither the Participants whose lives are insured nor their Beneficiaries shall have any ownership rights in such policies of insurance.

6.02 This Plan is intended to provide benefits for a select group of management employees who are highly compensated, pursuant to Section 104(a)(3) of the Employee Retirement Income Security Act of 1974, as amended.

6.03 No Participant shall be required or permitted to make contributions to this Plan.

ARTICLE VII -- PLAN ADMINISTRATION

7.01 Textron shall be the plan administrator of this Plan and shall be solely responsible for its general administration and interpretation. Textron shall have all such powers as may be necessary to carry out the provisions hereof. Textron may from time to time establish rules for the administration of this Plan and the transaction of its business. Subject to Section 7.04, any action by Textron shall be final, conclusive and binding on each Participant and all persons claiming by, through or under any Participant. Textron (and any person or persons to whom it delegates any of its authority as plan administrator) shall have discretionary authority to determine eligibility for Plan benefits, to construe the terms of the Plan, and to determine all questions arising in the administration of the Plan, and shall make all such determinations and interpretations in a nondiscriminatory manner.

7.02 Textron may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it deems necessary or desirable in connection with the interpretation and administration of this Plan. Textron shall be entitled to rely upon all certifications made by an accountant selected by Textron. Textron and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion of any such agent, accountant, actuary, counsel or other expert. All action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

7.03 Textron may require proof of the death or Total Disability of any Participant or Beneficiary and evidence of the right of any person to receive any Survivor Benefit.

7.04 Claims under this Plan shall be filed in writing with Textron. If a claim is denied, wholly or in part, it shall be denied within a reasonable time after its filing in a writing delivered to the claimant with the reasons for the denial, citations to pertinent provisions of the Plan, a description of any additional material or information to be furnished by the claimant and the reasons therefor, and an explanation of the Plan's claim review procedure. If the claimant wishes further consideration of her claim, she or her authorized representative shall submit to Textron, within 90 days after her claim has been denied, a written request for reconsideration. Such claimant or her
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authorized representative may review pertinent documents and submit issues and comments in writing. Within 60 days after receiving the request for reconsideration (120 days if additional time is required), Textron shall communicate its decision to the claimant in writing, stating the reasons for its decision and referring to pertinent Plan provisions.

7.05 Textron shall withhold from benefits paid under this Plan any taxes or other amounts required to be withheld by law.

ARTICLE VIII -- MISCELLANEOUS

8.01 Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine or feminine gender shall include the other and each use of the singular number shall include the plural.

8.02 No amount payable under this Plan at any time shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind unless specifically approved in writing in advance by the Benefits Committee or its designee. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such Benefit, whether presently or subsequently payable, shall be void unless so approved. Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or Beneficiary.

8.03 Notwithstanding any Plan provision to the contrary, the Board or its designee shall have the right to amend, modify, suspend or terminate this Plan at any time by written ratification of such action; provided, however, that no amendment, modification, suspension or termination:

(a) Shall adversely affect the right of a Beneficiary to receive a Survivor Benefit, as described in Article IV, payable as the result of the Participant's death or action taken pursuant to Section 3.02 that occurred before the effective date of such amendment, modification, suspension or termination; or

(b) Shall be made to Article IV or this Section 8.03 following a Change in Control. If after a Change in Control any claim is made or any litigation is brought by a Participant or Beneficiary to enforce or interpret any provision contained in this Plan, Textron and the "person" or "group" described in the next following sentence shall be liable, jointly and severally, to indemnify the Participant or Beneficiary for the Participant's or Beneficiary's reasonable attorney's fees and disbursements incurred in any such claim or litigation and for prejudgment interest at the Bankers Trust Company prime interest rate on any money award or judgment obtained by the Participant or Beneficiary. For purposes of this Plan, a "Change in Control" shall occur if (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) other than Textron, any trustee or other fiduciary holding Textron Common Stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Textron Common Stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than 30% of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the stockholders of Textron was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) the stockholders of Textron approve a merger
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or consolidation of Textron with any other corporation, other than a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of Textron approve a plan of complete liquidation of Textron or an agreement for the sale or disposition by Textron of all or substantially all of Textron's assets.

8.04 This Plan shall be construed in accordance with the laws of the State of Delaware.

8.05 Nothing contained in this Plan shall be construed as a contract of employment between any Participant and any Textron Company, or to suggest or create a right in any Participant to be continued in employment as a Key Executive or other employee of any Textron Company.

8.06 Textron, the Chief Executive Officer and the Chief Human Resources Officer, and the Benefits Committee may impose such other lawful terms and conditions on participation in this Plan as deemed desirable. The Chief Executive Officer, the Chief Human Resources Officer and members of the Benefits Committee may participate in this Plan.
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                            SURVIVOR BENEFIT PLAN FOR
                             TEXTRON KEY EXECUTIVES
                           (EFFECTIVE JANUARY 1, 2001)

                                 FIRST AMENDMENT

Pursuant to Section 8.03 of the Survivor Benefit Plan for Textron Key Executives (Restated, effective January 1, 2001) (the "Plan"), Textron Inc. hereby amends the Plan, effective August 1, 2003, as follows:

      Article II of the Plan is hereby amended by deleting from said Article the following:

      "The Chief Executive Officer and the Chief Human Resources Officer of Textron shall designate from time to time the present and former Key Executives who shall be Participants in this Plan."

      Article II of the Plan is further amended by adding to the beginning of said Article the following:

      "No Key Executive shall be designated as a Participant in this Plan after July 31, 2003."

      IN WITNESS WHEREOF, Textron Inc. has caused this First Amendment to be executed by its duly authorized officer to be effective as of August 1, 2003.

                                    TEXTRON INC.


                                    By: ______________________________
                                        George E. Metzger
                                        Vice President Human Resources
                                        and Benefits